EXHIBIT 99

For Immediate Release

October 27, 2020

Cummins Reports Third Quarter 2020 Results

•Third quarter revenues of $5.1 billion; GAAP1 Net Income of $501 million
•Third quarter EBITDA of 17.1 percent; Diluted EPS of $3.36
•The company produced record quarterly operating cash flow of $1.2 billion
•Total liquidity increased to $6.5 billion, including cash and marketable securities of $3.3 billion

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the third quarter of 2020.

Third quarter revenues of $5.1 billion decreased 11 percent from the same quarter in 2019. Sales in North America declined by 18 percent while international revenues were flat. Currency negatively impacted revenues by 1 percent primarily due to a weaker Brazilian Real.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the third quarter were $876 million (17.1 percent of sales), compared to $958 million (16.6 percent of sales) a year ago.

“Cummins successfully translated increased sales into strong profits and produced record operating cash flow during the third quarter” said Chairman and CEO Tom Linebarger. “I want to thank our employees all over the globe once again for their dedication to our company and to our customers. Over the last six months we have faced both the most severe decline in quarterly sales in our history as well as the largest sequential increase. We continue to work safely and effectively through an incredibly challenging period, meeting our commitments to customers who provide products critical to the functioning of the global economy.”

Net income attributable to Cummins in the third quarter was $501 million ($3.36 per diluted share) compared to $622 million ($3.97 per diluted share) in 2019. The tax rate in the third quarter was 26.5 percent and was negatively impacted by $31 million ($0.21 per diluted share) of discrete tax items.

“We continue to advance existing products and invest in new technology while returning cash to shareholders,” said Chief Financial Officer Mark Smith. “In October we announced a 3% increase to our quarterly dividend, which will make 2020 the eleventh consecutive year of increases to Cummins’ dividend.”

2020 Outlook:

The company currently expects fourth quarter revenues to be similar to third quarter levels, with higher demand in North America truck markets and continued improvement in aftermarket sales, partially offset by lower demand in China.

On October 1st, the company ended temporary salary reductions that began in April. Compensation expense is projected to increase by approximately $90 million dollars in the fourth quarter due to the end of these salary reductions.

“We are encouraged by the recovery in demand across our markets in the third quarter,” said Chairman and CEO Tom Linebarger. “We will continue to manage cautiously through the remainder of the year as visibility on future orders remains low and the impact of the virus on economies around the world remains difficult to predict.”

Third Quarter 2020 Highlights:

•The company completed an aggregate $2 billion debt offering of 5, 10, and 30-year maturities. The company’s long-term credit ratings remain unchanged at A+ from Standard & Poor’s and A2 from Moody’s with stable outlooks

•A collaboration with the Department of Energy’s Oak Ridge National Laboratory (ORNL) has resulted in the ability to produce enough filter media to supply more than a million face masks and respirators per day to U.S. healthcare facilities

•Cummins was awarded over $12 million of funding for five separate Department of Energy projects related to PEM and Solid Oxide fuel cell and electrolyzer technologies

•The company announced an increase in its quarterly dividend from $1.311 to $1.35 a share

Third quarter 2020 detail (all comparisons to same period in 2019):

Engine Segment

•Sales - $2.1 billion, down 13 percent
•Segment EBITDA - $382 million, or 18.1 percent of sales, compared to $341 million or 14.1 percent of sales
•EBITDA was positively impacted by a $30 million value added tax (VAT) recovery
•On-highway revenues decreased 13 percent and off-highway revenues declined 9 percent
•Sales declined by 18 percent in North America but increased 8 percent in international markets primarily due to increased demand in China

Distribution Segment

•Sales - $1.7 billion, down 14 percent
•Segment EBITDA - $182 million, or 10.6 percent of sales, compared to $186 million or 9.3 percent of sales
•Revenues in North America were down 18 percent and international sales declined by 5 percent
•Demand declined in all lines of business

Components Segment

•Sales - $1.5 billion, down 7 percent
•Segment EBITDA - $261 million, or 16.9 percent of sales, compared to $286 million or 17.3 percent of sales

•Revenues in North America decreased by 24 percent and international sales increased by 26 percent due to higher demand in China and India

Power Systems Segment

•Sales - $981 million, down 13 percent
•Segment EBITDA - $101 million, or 10.3 percent of sales, compared to $158 million, or 14.0 percent of sales
•Power generation revenues decreased by 7 percent while industrial revenues decreased 21 percent due to lower demand in mining and oil and gas markets

New Power Segment

•Sales - $18 million
•Segment EBITDA loss - $40 million
•Costs associated with the development of fuel cells and electrolyzers as well as products to support battery electric vehicles are contributing to EBITDA losses

1 Generally Accepted Accounting Principles

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, electric power generation systems, batteries, electrified power systems, hydrogen generation and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 61,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $2.3 billion on sales of $23.6 billion in 2019. See how Cummins is powering a world that’s always on by accessing news releases and more information at https://www.cummins.com/always-on.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: market slowdown due to the impacts from COVID-19 pandemic, other public health crises, epidemics or pandemics; impacts to manufacturing and supply chain abilities from an extended shutdown or disruption of our operations due to the COVID-19 pandemic; supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers, including suppliers that may be impacted by the COVID-19 pandemic; aligning our capacity and production with our demand, including impacts of COVID-19; a major customer experiencing financial distress, particularly related to the COVID-19 pandemic; any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; disruptions in global credit and financial markets as the result of the COVID-19 pandemic; adverse impacts from government actions to stabilize credit markets and financial institutions and other industries; product recalls; the development of new technologies that reduce demand for our current products and services; policy changes in international trade; a slowdown in infrastructure development and/or depressed commodity prices; the U.K.'s exit from the European Union (EU); labor relations or work stoppages; reliance on our executive leadership team and other key personnel; lower than expected acceptance of new or existing products or services; changes in the engine outsourcing practices of significant customers;

our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; exposure to potential security breaches or other disruptions to our information technology systems and data security; challenges or unexpected costs in completing cost reduction actions and restructuring initiatives; failure to realize expected results from our investment in Eaton Cummins Automated Transmission Technologies joint venture; political, economic and other risks from operations in numerous countries; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; foreign currency exchange rate changes; variability in material and commodity costs; the actions of, and income from, joint ventures and other investees that we do not directly control; changes in taxation; global legal and ethical compliance costs and risks; product liability claims; increasingly stringent environmental laws and regulations; the performance of our pension plan assets and volatility of discount rates, particularly those related to the sustained slowdown of the global economy due to the COVID-19 pandemic; future bans or limitations on the use of diesel-powered products; the price and availability of energy; our sales mix of products; protection and validity of our patent and other intellectual property rights; the outcome of pending and future litigation and governmental proceedings; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2019 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
In millions, except per share amounts	September 27, 2020	June 28, 2020	September 29, 2019
NET SALES	$5,118	$3,852	$5,768
Cost of sales	3,769	2,962	4,274
GROSS MARGIN	1,349	890	1,494
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	533	470	600
Research, development and engineering expenses	224	189	242
Equity, royalty and interest income from investees	98	115	68
Other operating expense, net	(20)	(10)	(21)
OPERATING INCOME	670	336	699
Interest income	4	4	14
Interest expense	25	23	26
Other income, net	37	45	68
INCOME BEFORE INCOME TAXES	686	362	755
Income tax expense	182	93	139
CONSOLIDATED NET INCOME	504	269	616
Less: Net income (loss) attributable to noncontrolling interests	3	(7)	(6)
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$501	$276	$622

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$3.39	$1.87	$3.99
Diluted	$3.36	$1.86	$3.97

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	147.9	147.6	155.9
Diluted	148.9	148.0	156.6

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Nine months ended
In millions, except per share amounts	September 27, 2020	September 29, 2019
NET SALES	$13,981	$17,993
Cost of sales	10,448	13,326
GROSS MARGIN	3,533	4,667
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	1,549	1,822
Research, development and engineering expenses	651	730
Equity, royalty and interest income from investees	342	256
Other operating expense, net	(35)	(25)
OPERATING INCOME	1,640	2,346
Interest income	15	38
Interest expense	71	87
Other income, net	119	174
INCOME BEFORE INCOME TAXES	1,703	2,471
Income tax expense	402	501
CONSOLIDATED NET INCOME	1,301	1,970
Less: Net income attributable to noncontrolling interests	13	10
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$1,288	$1,960

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$8.69	$12.50
Diluted	$8.65	$12.45

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	148.3	156.8
Diluted	148.9	157.4

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	September 27, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$2,967	$1,129
Marketable securities	345	341
Total cash, cash equivalents and marketable securities	3,312	1,470
Accounts and notes receivable, net	3,628	3,670
Inventories	3,470	3,486
Prepaid expenses and other current assets	652	761
Total current assets	11,062	9,387
Long-term assets
Property, plant and equipment, net	4,087	4,245
Investments and advances related to equity method investees	1,418	1,237
Goodwill	1,288	1,286
Other intangible assets, net	990	1,003
Pension assets	1,010	1,001
Other assets	1,713	1,578
Total assets	$21,568	$19,737

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$2,597	$2,534
Loans payable	129	100
Commercial paper	316	660
Accrued compensation, benefits and retirement costs	433	560
Current portion of accrued product warranty	646	803
Current portion of deferred revenue	540	533
Other accrued expenses	990	1,039
Current maturities of long-term debt	58	31
Total current liabilities	5,709	6,260
Long-term liabilities
Long-term debt	3,609	1,576
Pensions and other postretirement benefits	571	591
Accrued product warranty	635	645
Deferred revenue	837	821
Other liabilities	1,566	1,379
Total liabilities	$12,927	$11,272

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.4 shares issued	$2,385	$2,346
Retained earnings	15,118	14,416
Treasury stock, at cost, 74.4 and 71.7 shares	(7,696)	(7,225)
Common stock held by employee benefits trust, at cost, 0.0 and 0.2 shares	—	(2)
Accumulated other comprehensive loss	(2,107)	(2,028)
Total Cummins Inc. shareholders’ equity	7,700	7,507
Noncontrolling interests	941	958
Total equity	$8,641	$8,465
Total liabilities and equity	$21,568	$19,737

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
In millions	September 27, 2020	June 28, 2020	September 29, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$504	$269	$616
Adjustments to reconcile consolidated net income to net cash provided by (used in) operating activities
Depreciation and amortization	166	165	178
Deferred income taxes	4	—	(31)
Equity in income of investees, net of dividends	(12)	(46)	(1)
Pension and OPEB expense	27	27	19
Pension contributions and OPEB payments	(20)	(22)	(38)
Stock-based compensation expense	10	8	9
Restructuring payments	(19)	(33)	—
Gain on corporate owned life insurance	(12)	(21)	(9)
Foreign currency remeasurement and transaction exposure	(5)	(5)	(100)
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	(123)	63	211
Inventories	174	(53)	63
Other current assets	(22)	16	33
Accounts payable	329	(391)	(151)
Accrued expenses	186	(101)	120
Changes in other liabilities	9	171	48
Other, net	27	(69)	156
Net cash provided by (used in) operating activities	1,223	(22)	1,123

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(116)	(77)	(153)
Investments in internal use software	(12)	(13)	(16)
Investments in and advances to equity investees	(13)	(10)	2
Acquisitions of businesses, net of cash acquired	—	—	(222)
Investments in marketable securities—acquisitions	(137)	(169)	(108)
Investments in marketable securities—liquidations	154	159	143
Cash flows from derivatives not designated as hedges	7	(28)	(60)
Other, net	14	3	(4)
Net cash used in investing activities	(103)	(135)	(418)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	1,977	22	—
Net (payments) borrowings of commercial paper	(1,711)	410	468
Payments on borrowings and finance lease obligations	(16)	(15)	(30)
Net borrowings (payments) under short-term credit agreements	2	(21)	(4)
Distributions to noncontrolling interests	(13)	—	(20)
Dividend payments on common stock	(194)	(193)	(204)
Repurchases of common stock	—	—	(706)
Other, net	59	23	9
Net cash provided by (used in) financing activities	104	226	(487)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(8)	(9)	(55)
Net increase in cash and cash equivalents	1,216	60	163
Cash and cash equivalents at beginning of period	1,751	1,691	1,397
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,967	$1,751	$1,560

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Nine months ended
In millions	September 27, 2020	September 29, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$1,301	$1,970
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	499	493
Deferred income taxes	(7)	(14)
Equity in income of investees, net of dividends	(136)	(44)
Pension and OPEB expense	81	56
Pension contributions and OPEB payments	(102)	(130)
Stock-based compensation expense	22	37
Restructuring payments	(100)	—
Gain on corporate owned life insurance	(50)	(64)
Foreign currency remeasurement and transaction exposure	(7)	(54)
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	47	(101)
Inventories	(50)	(62)
Other current assets	73	48
Accounts payable	109	(3)
Accrued expenses	(236)	(74)
Changes in other liabilities	208	168
Other, net	(72)	117
Net cash provided by operating activities	1,580	2,343

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(268)	(395)
Investments in internal use software	(33)	(50)
Investments in and advances to equity investees	(30)	(16)
Acquisitions of businesses, net of cash acquired	—	(237)
Investments in marketable securities—acquisitions	(422)	(367)
Investments in marketable securities—liquidations	408	296
Cash flows from derivatives not designated as hedges	(15)	(86)
Other, net	23	26
Net cash used in investing activities	(337)	(829)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	1,999	10
Net (payments) borrowings of commercial paper	(344)	122
Payments on borrowings and finance lease obligations	(41)	(47)
Net borrowings under short-term credit agreements	6	53
Distributions to noncontrolling interests	(26)	(33)
Dividend payments on common stock	(582)	(562)
Repurchases of common stock	(550)	(806)
Other, net	102	65
Net cash provided by (used in) financing activities	564	(1,198)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	31	(59)
Net increase in cash and cash equivalents	1,838	257
Cash and cash equivalents at beginning of year	1,129	1,303
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,967	$1,560

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Three months ended September 27, 2020
External sales	$1,617	$1,715	$1,201	$567	$18	$5,118	$—	$5,118
Intersegment sales	495	6	340	414	—	1,255	(1,255)	—
Total sales	2,112	1,721	1,541	981	18	6,373	(1,255)	5,118
Research, development and engineering expenses	72	9	64	53	26	224	—	224
Equity, royalty and interest income (loss) from investees	74	13	13	—	(2)	98	—	98
Interest income	1	1	1	1	—	4	—	4
EBITDA (2)	382	182	261	101	(40)	886	(10)	876
Depreciation and amortization (3)	51	30	47	32	5	165	—	165

EBITDA as a percentage of total sales	18.1%	10.6%	16.9%	10.3%	NM	13.9%		17.1%

Three months ended September 29, 2019
External sales	$1,822	$2,001	$1,253	$683	$9	$5,768	$—	$5,768
Intersegment sales	594	3	397	443	—	1,437	(1,437)	—
Total sales	2,416	2,004	1,650	1,126	9	7,205	(1,437)	5,768
Research, development and engineering expenses	79	7	73	58	25	242	—	242
Equity, royalty and interest income from investees	34	12	9	13	—	68	—	68
Interest income	5	4	2	3	—	14	—	14
EBITDA (2)	341	186	286	158	(36)	935	23	958
Depreciation and amortization (3)	50	29	67	29	2	177	—	177

EBITDA as a percentage of total sales	14.1%	9.3%	17.3%	14.0%	NM	13.0%		16.6%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended September 27, 2020 and September 29, 2019.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." A portion of depreciation expense is included in "Research, development and engineering expenses."

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Nine months ended September 27, 2020
External sales	$4,133	$5,123	$3,192	$1,495	$38	$13,981	$—	$13,981
Intersegment sales	1,560	17	1,001	1,147	—	3,725	(3,725)	—
Total sales	5,693	5,140	4,193	2,642	38	17,706	(3,725)	13,981
Research, development and engineering expenses	217	20	187	148	79	651	—	651
Equity, royalty and interest income (loss) from investees	236	45	46	18	(3)	342	—	342
Interest income	6	3	3	3	—	15	—	15
EBITDA (2)	897	500	681	269	(121)	2,226	45	2,271
Depreciation and amortization (3)	155	91	142	96	13	497	—	497

EBITDA as a percentage of total sales	15.8%	9.7%	16.2%	10.2%	NM	12.6%		16.2%

Nine months ended September 29, 2019
External sales	$5,879	$6,009	$4,055	$2,030	$20	$17,993	$—	$17,993
Intersegment sales	1,893	24	1,302	1,376	—	4,595	(4,595)	—
Total sales	7,772	6,033	5,357	3,406	20	22,588	(4,595)	17,993
Research, development and engineering expenses	245	21	223	171	70	730	—	730
Equity, royalty and interest income from investees	152	35	30	39	—	256	—	256
Interest income	13	12	6	7	—	38	—	38
EBITDA (2)	1,195	529	908	469	(98)	3,003	46	3,049
Depreciation and amortization (3)	151	86	160	88	6	491	—	491

EBITDA as a percentage of total sales	15.4%	8.8%	16.9%	13.8%	NM	13.3%		16.9%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the nine months ended September 27, 2020 and September 29, 2019.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." The amortization of debt discount and deferred costs was $2 million and $2 million for the nine months ended September 27, 2020 and September 29, 2019, respectively. A portion of depreciation expense is included in "Research, development and engineering expense."

CUMMINS INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended		Nine months ended
In millions	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Total EBITDA	$876	$958	$2,271	$3,049
Less:
Depreciation and amortization	165	177	497	491
Interest expense	25	26	71	87
Income before income taxes	$686	$755	$1,703	$2,471

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended			Nine months ended
In millions	September 27, 2020		September 29, 2019	September 27, 2020		September 29, 2019
Manufacturing entities
Beijing Foton Cummins Engine Co., Ltd.	$30		$15	$81		$56
Dongfeng Cummins Engine Company, Ltd.	20		10	54		40
Chongqing Cummins Engine Company, Ltd.	7		10	27		32
All other manufacturers	22	(1)	21	100	(1)(2)	76
Distribution entities
Komatsu Cummins Chile, Ltda.	6		6	23		19
All other distributors	1		1	1		—
Cummins share of net income	86		63	286		223
Royalty and interest income	12		5	56		33
Equity, royalty and interest income from investees	$98		$68	$342		$256

(1) Includes impairment charges of $10 million and $13 million for the three and nine months ended September 27, 2020, respectively, for a joint venture in the Power Systems segment.
(2) Includes $37 million in adjustments related to tax changes within India's 2020-2021 Union Budget of India (India Tax Law Changes) passed in March 2020.

INCOME TAXES
Our effective tax rates for the three and nine months ended September 27, 2020, were 26.5 percent and 23.6 percent, respectively.
The three months ended September 27, 2020, contained unfavorable discrete items of $31 million, or $0.21 per share, consisting of $17 million of changes in tax reserves, $8 million of provision to return adjustments relating to tax returns filed for 2019 and $6 million of net other discrete items.
The nine months ended September 27, 2020, contained $27 million, or $0.18 per share, of unfavorable net discrete tax items, primarily due to $34 million of unfavorable changes in tax reserves and $8 million of provision to return adjustments, partially offset by $15 million of favorable tax changes within India's 2020-2021 Union Budget of India (India Tax Law Change) passed in March of 2020. The India Tax Law Change eliminated the dividend distribution tax and replaced it with a lower rate withholding tax as the burden shifted from the dividend payor to the dividend recipient for a net favorable income statement impact of $35 million.
The India Tax Law Change resulted in the following adjustments to the Condensed Consolidated Statements of Net Income in the first nine months of 2020:

In millions	Favorable (Unfavorable)
Equity, royalty and interest income from investees	$37
Income tax expense (1)	17
Less: Net income attributable to noncontrolling interests	(19)
Net income statement impact	$35

(1) The adjustment to "Income tax expense" includes $15 million of discrete items.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

AVAILABLE LIQUIDITY AND CREDIT RATINGS
Available Liquidity
Cash provided by operations is typically our principal source of liquidity with $1,580 million generated in the nine months ended September 27, 2020. Our sources of liquidity include:

	September 27, 2020
In millions	Total	U.S.	International	Primary location of international balances
Cash and cash equivalents	$2,967	$1,793	$1,174	China, Mexico, Singapore, Belgium, Australia, Netherlands, Canada
Marketable securities (1)	345	75	270	India
Total	$3,312	$1,868	$1,444
Available credit capacity
Revolving credit facilities (2)	$3,184
International and other uncommitted domestic credit facilities	$191

(1) The majority of marketable securities could be liquidated into cash within a few days.
(2) The five-year credit facility for $2.0 billion and the 364-day credit facility for $1.5 billion, maturing August 2023 and August 2021, respectively, are maintained primarily to provide backup liquidity for our commercial paper borrowings and general corporate purposes. At September 27, 2020, we had $316 million of commercial paper outstanding, which effectively reduced the available capacity under our revolving credit facilities to $3.2 billion.

Credit Ratings
In August of 2020, concurrent with our new $2 billion debt issuance, both Standard and Poor's Rating Services and Moody's Investors Service, Inc. reviewed and reaffirmed their respective credit rating and stable outlook. Our rating and outlook from each of the credit rating agencies as of the date of filing are shown in the table below.

	Long-Term	Short-Term
Credit Rating Agency (1)	Senior Debt Rating	Debt Rating	Outlook
Standard and Poor’s Rating Services	A+	A1	Stable
Moody’s Investors Service, Inc.	A2	P1	Stable

(1) Credit ratings are not recommendations to buy, are subject to change, and each rating should be evaluated independently of any other rating. In addition, we undertake no obligation to update disclosures concerning our credit ratings, whether as a result of new information, future events or otherwise.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended			Nine months ended
In millions	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Net income attributable to Cummins Inc.	$501	$276	$622	$1,288	$1,960

Net income attributable to Cummins Inc. as a percentage of net sales	9.8%	7.2%	10.8%	9.2%	10.9%

Add:
Net income (loss) attributable to noncontrolling interests	3	(7)	(6)	13	10
Consolidated net income	504	269	616	1,301	1,970

Add:
Interest expense	25	23	26	71	87
Income tax expense	182	93	139	402	501
Depreciation and amortization	165	164	177	497	491
EBITDA	$876	$549	$958	$2,271	$3,049

EBITDA as a percentage of net sales	17.1%	14.3%	16.6%	16.2%	16.9%

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$750	$415	$694	$—	$1,859
Medium-duty truck and bus	618	391	492	—	1,501
Light-duty automotive	353	180	522	—	1,055
Off-highway	437	437	404	—	1,278
Total sales	$2,158	$1,423	$2,112	$—	$5,693

2019
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$979	$970	$851	$755	$3,555
Medium-duty truck and bus	721	739	645	602	2,707
Light-duty automotive	382	480	478	464	1,804
Off-highway	571	514	442	463	1,990
Total sales	$2,653	$2,703	$2,416	$2,284	$10,056

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2020
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	25,800	15,900	23,300	—	65,000
Medium-duty	61,200	44,900	50,100	—	156,200
Light-duty	49,400	29,800	67,200	—	146,400
Total units	136,400	90,600	140,600	—	367,600

2019
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	33,900	35,000	28,000	25,700	122,600
Medium-duty	79,000	76,400	63,200	64,800	283,400
Light-duty	56,400	64,100	62,600	62,800	245,900
Total units	169,300	175,500	153,800	153,300	651,900

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$787	$654	$722	$—	$2,163
Power generation	376	377	416	—	1,169
Service	328	297	304	—	929
Engines	323	277	279	—	879
Total sales	$1,814	$1,605	$1,721	$—	$5,140

2019
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$844	$833	$798	$815	$3,290
Power generation	403	427	467	487	1,784
Service	363	373	376	367	1,479
Engines	391	395	363	369	1,518
Total sales	$2,001	$2,028	$2,004	$2,038	$8,071

Component Segment Sales by Product Line
Sales for our Components segment by product line were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$664	$472	$665	$—	$1,801
Filtration	312	255	314	—	881
Turbo technologies	270	216	281	—	767
Electronics and fuel systems	174	164	187	—	525
Automated transmissions	82	43	94	—	219
Total sales	$1,502	$1,150	$1,541	$—	$4,193

2019
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$854	$828	$745	$695	$3,122
Filtration	325	331	310	315	1,281
Turbo technologies	335	319	279	285	1,218
Electronics and fuel systems	198	212	170	179	759
Automated transmissions	149	156	146	83	534
Total sales	$1,861	$1,846	$1,650	$1,557	$6,914

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$519	$424	$601	$—	$1,544
Industrial	296	291	309	—	896
Generator technologies	69	62	71	—	202
Total sales	$884	$777	$981	$—	$2,642

2019
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$567	$668	$647	$636	$2,518
Industrial	420	432	392	332	1,576
Generator technologies	90	103	87	86	366
Total sales	$1,077	$1,203	$1,126	$1,054	$4,460

High-horsepower unit shipments by engine classification were as follows:

2020
Units	Q1	Q2	Q3	Q4	YTD
Power generation	1,800	1,000	2,300	—	5,100
Industrial	1,000	1,000	1,200	—	3,200
Total units	2,800	2,000	3,500	—	8,300

2019
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	2,300	2,300	2,400	9,100
Industrial	1,600	1,600	1,400	1,400	6,000
Total units	3,700	3,900	3,700	3,800	15,100